Exhibit 99.1



[GRAPHIC OMITTED]        NEWCASTLE INVESTMENT CORP.



Contact:                                                 FOR IMMEDIATE RELEASE
Lilly H. Donohue
Director of Investor Relations
212-798-6118



                Newcastle Announces Second Quarter 2004 Results
           --------------------------------------------------------

Second Quarter Highlights

         - Income available for common stockholders of $21.7 million, or $0.59 per diluted common share, up 18% from the second quarter 2003 on a per diluted common share basis.

         -  Declared dividend of $0.60 per share of common stock.

         - Issued 3.45 million shares of common stock in May 2004, raising net proceeds of approximately $87.1 million.

New York, NY. July 28, 2004 - Newcastle Investment Corp. (NYSE: NCT) reported that for the quarter ended June 30, 2004, Funds from Operations ("FFO") were $18.7 million, or $0.51 per diluted common share, as compared to $12.6 million, or $0.53 per diluted common share for the quarter ended June 30, 2003. FFO excluding the effect of the sale of certain real estate properties held for sale was $22.4 million, or $0.61 per diluted share. Approximately $3.5 million or $0.09 per diluted share of the difference relates to the reversal of accumulated depreciation from this sale. The Company generated a FFO return on average invested common equity of 12.8% for the second quarter 2004 and 16.1% excluding the sale of such real estate.

For the three months ended June 30, 2004, income available for common stockholders was $21.7 million, or $0.59 per diluted common share compared with $11.9 million, or $0.50 per diluted common share, in the second quarter 2003. Second quarter 2004 results include a $0.01 per diluted share net loss from the sale of certain real estate properties held for sale.

For the quarter ended June 30, 2004, Newcastle declared a dividend of $0.60 per share of common stock.

Our common equity book value per share decreased to $16.71 at June 30, 2004 from $16.74 at March 31, 2004. GAAP common equity book value was $638.8 million at June 30, 2004 compared with $581.0 million at March 31, 2004.

For a reconciliation and discussion of GAAP net income to FFO and GAAP book equity to invested common equity, please refer to the tables following the presentation of GAAP results.

Selected Financial Data
(in thousands)


                                                         Three Months Ended        Three Months Ended
                                                            June 30, 2004             June 30, 2003
                                                            -------------             -------------
Operating Data (Unaudited):
  Funds from operations                                            $ 18,699                 $ 12,649
  Income available for common stockholders                         $ 21,651                 $ 11,893

                                                                As of
                                                            June 30, 2004                 As of
                                                             (Unaudited)            December 31, 2003
                                                             -----------            -----------------
Balance Sheet Data:
  Total real estate and other securities                        $ 2,768,192              $ 2,330,830
  Total assets                                                  $ 4,163,437              $ 3,533,081
  CBO bond obligations                                          $ 2,205,404              $ 1,793,533
  Preferred stock                                               $    62,500                $  62,500
  Common stockholders' equity                                   $   638,758                $ 476,863

Supplemental Total Real Estate and Other
Securities Data as of June 30, 2004 (Unaudited):

Weighted average asset yield                                                                   6.35%
Weighted average liability cost                                                                4.38%
Weighted average net spread                                                                    1.97%
Weighted average credit rating                                                                  BBB-
Weighted average asset credit spread                                                           3.01%
Percentage investment grade                                                                    71.3%
Number of securities                                                                             372


Capital Markets Activity

In May 2004, Newcastle issued 3.45 million shares of common stock for net proceeds of approximately $87 million through an underwritten public offering. The Company will use these proceeds to acquire real estate debt securities and other real estate related investments. Wesley R. Edens, Chairman and Chief Executive Officer, commented, "We are pleased with the second quarter results and our continued ability to access the capital markets. In a rising interest rate environment, we expect to be well positioned to opportunistically put capital to work and currently anticipate being fully invested by the end of the third quarter."

In July 2004, we refinanced $342.5 million of the AAA and AA bonds in our first collateralized debt obligation which was issued in 1999, and will result in approximately $1 million of interest cost savings for the next 12 months. $322.5 million of AAA bonds were refinanced at LIBOR + 30 basis points from LIBOR + 65 basis points and $20.0 million of AA bonds were refinanced at LIBOR + 50 basis points from LIBOR + 80 basis points.

Second Quarter Investment Activity

Kenneth Riis, Newcastle's President, noted that "We continue to find attractive opportunities to invest our capital. Today, we believe low investment grade real estate securities offer the best risk return profile. Credit spreads in the quarter remained relatively tight despite a 100 basis point increase in interest rates and strong CMBS issuance activity. BBB CMBS widened 10 basis points while below investment grade securities tightened 25 basis points."

During the second quarter, we purchased or committed to purchase approximately $416 million in face amount of real estate securities and mortgage loans.

   Real estate securities. Purchased approximately $278 million of real estate securities with an average credit rating of BBB-. Approximately $153 million of these securities were commercial mortgage backed securities, $82 million of REIT debt and $43 million of asset backed securities. In addition, we sold approximately $49 million of real estate securities with an average credit rating of A-.

   Mortgage loans. Residential mortgage loans represent $138 million of total purchases. These loans are adjustable rate LIBOR mortgage loans to high quality borrowers with strong credit scores.

   Operating real estate. We completed the sale of five real estate properties located in Belgium, previously classified as held for sale, for $29 million. Upon sale of real estate, accumulated depreciation is reversed for purposes of calculating FFO. As a result of this sale, we recorded a net FFO loss of $3.7 million, or $0.10 per diluted share, comprised of $0.09 per diluted share ($3.5 million) relating to the reversal of accumulated depreciation and a net realized loss of $0.01 per diluted share ($0.2 million).

The Company entered into an agreement with a major investment bank in May that gives us the ability to purchase commercial mortgage backed securities, REIT debt, real estate loans and asset backed securities for our sixth real estate securities portfolio which is targeted to be $500 million. As of July 28, 2004, we have accumulated approximately $300 million face amount of securities and we expect to permanently finance this portfolio in the third quarter.

Real Estate Securities

As of June 30, 2004, our aggregate $2.8 billion real estate securities portfolio was well diversified with 372 securities, of which 75% were fixed rate securities with a weighted average maturity of 7.27 years and the remaining 25% were floating rate securities with a weighted average maturity of
2.54 years. The portfolio consisted of 59% commercial mortgage backed securities, 24% senior unsecured REIT debt and 17% asset backed securities. As of June 30, 2004, the average credit quality of our aggregate real estate securities portfolio was BBB- and 71% of the real estate securities were rated investment grade. Our average investment size was $7 million and our largest investment in a single security was $59 million. The weighted average credit spread was 3.01% as of June 30, 2004. The weighted average credit spread represents the yield premium on our securities over the comparable US Treasury rate or LIBOR.

The Company's core business strategy is to invest in a diverse portfolio of moderately credit sensitive real estate debt investments. Our business model is to lock in the difference between the yield on our assets and the cost of our liabilities and optimize this difference, which we refer to as "net spread." Newcastle seeks to match fund these investments with respect to interest rates and maturities in order to minimize the impact of interest rate fluctuations on earnings, and to reduce the risk of refinancing our liabilities prior to the maturity of our assets. The weighted average maturity of our real estate securities and their related liabilities was 6.07 years and 6.44 years. Mr. Riis noted that "Our business is built on the foundation of generating stable cash flows to support our dividends to stockholders. As of June 30, 2004, an immediate 100 basis point increase in interest rates would affect our earnings by less than a penny per share or $350,000 per annum."

Our real estate securities portfolio continues to perform as expected. As of June 30, 2004, none of our owned securities had defaulted, and there have been no principal losses in our real estate securities portfolio to date. We continue to seek investments that will generate superior risk adjusted returns with a long-term objective of capital preservation and earnings stability in varying interest rate and credit cycles.

Conference Call

Management will conduct a conference call on July 29, 2004 to review the Company's second quarter financial results for the period ended June 30, 2004. The conference call is scheduled for 3:00 P.M. eastern time. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (800) 230-1093 ten minutes prior to the scheduled start of the call; please reference "Newcastle Second Quarter 2004 Earnings Call." International callers should dial (612) 332-0228.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. eastern time on Friday, August 6, 2004 by dialing
(800) 475-6701; please reference access code "739884." International callers should dial (320) 365-3844 to access the replay.

About Newcastle

Newcastle Investment Corp. invests in real estate securities and other real estate-related assets. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Newcastle Investment Corp. or to be added to our email distribution list, please visit www.newcastleinv.com.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements relating to our ability to invest existing cash balances, our ability to finance our next portfolio of real estate securities and the performance of our real estate securities portfolio. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle's expectations include, but are not limited to, our continued ability to source new investments, including securities which we deem suitable for our securities portfolios; changes in the capital markets, including changes in interest rates and/or credit spreads; changes in particular sectors of the economy which might adversely affect the credit quality of our securities portfolios and thereby their performance; and other risks detailed from time to time in Newcastle's SEC reports. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.


                                           Newcastle Investment Corp.
                                       Consolidated Statements of Income
                                   (dollars in thousands, except share data)
                                                  (Unaudited)

                                                                        Three Months Ended            Six Months Ended
                                                                             June 30,                      June 30,
                                                                             --------                      --------

Revenues                                                                2004          2003           2004           2003
                                                                        ----          ----           ----           ----


  Interest income                                                    $ 56,142      $ 30,805      $ 105,172       $ 55,834
  Rental and escalation income                                          3,727         5,312          9,524         10,225
                                                                   ------------------------------------------------------
  Gain on settlement of investments                                     4,446         3,628          9,582          6,119
                                                                   ------------------------------------------------------
                                                                       64,315        39,745        124,278         72,178
                                                                   ------------------------------------------------------

Expenses
  Interest expense                                                     33,620        19,324         63,039         33,681
  Property operating expense                                            1,806         2,203          4,197          4,555
  Loan and security servicing expense                                     861           521          1,643            923
  General and administrative expense                                    1,257           767          2,455          1,597
  Management fee to affiliate                                           2,563         1,449          4,960          2,754
  Incentive compensation to affiliate                                   1,236         1,626          3,610          2,956
  Depreciation and amortization                                           519           496          1,072            952
                                                                   ------------------------------------------------------
                                                                       41,862        26,386         80,976         47,418
                                                                   ------------------------------------------------------
Income before equity in earnings of unconsolidated subsidiaries        22,453        13,359         43,302         24,760
Equity in earnings of unconsolidated subsidiaries                       2,218             -          3,441              -
                                                                   ------------------------------------------------------
Income from continuing operations                                      24,671        13,359         46,743         24,760
Income (loss) from discontinued operations                             (1,496)           58         (1,717)          (240)
                                                                   ------------------------------------------------------
Net income                                                             23,175        13,417         45,026         24,520
Preferred dividends                                                    (1,524)       (1,524)        (3,047)        (1,727)
                                                                   ------------------------------------------------------
Income Available For Common Stockholders                             $ 21,651      $ 11,893       $ 41,979       $ 22,793
                                                                   ======================================================
Net Income Per Share of Common Stock
  Basic                                                                $ 0.60        $ 0.51         $ 1.19         $ 0.97
                                                                   ======================================================
  Diluted                                                              $ 0.59        $ 0.50         $ 1.17         $ 0.96
                                                                   ======================================================
Income from continuing operations, after preferred dividends, per share of common stock
  Basic                                                                $ 0.64        $ 0.51         $ 1.24         $ 0.98
                                                                   ======================================================
  Diluted                                                              $ 0.63        $ 0.50         $ 1.22         $ 0.97
                                                                   ======================================================
Income (loss) from discontinued operations per share of common stock
  Basic                                                               $ (0.04)       $ 0.00        $ (0.05)       $ (0.01)
                                                                   ======================================================
  Diluted                                                             $ (0.04)       $ 0.00        $ (0.05)       $ (0.01)
                                                                   ======================================================
Weighted average number shares of common stock outstanding
  Basic                                                            36,160,778    23,488,652     35,281,696     23,488,585
                                                                   ======================================================
  Diluted                                                          36,670,603    23,678,807     35,828,575     23,649,521
                                                                   ======================================================
Dividends Declared per Common Share                                    $ 0.60        $ 0.50         $ 1.20         $ 0.95
                                                                   ======================================================



                           Newcastle Investment Corp.
                          Consolidated Balance Sheets
                   (dollars in thousands, except share data)

                                                                     As of
                                                                 June 30, 2004                    As of
Assets                                                            (Unaudited)               December 31, 2003
                                                                  -----------               -----------------


Real estate securities, available for sale                        $ 2,510,159                   $ 2,089,712
Real estate securities portfolio deposit                               18,741                        19,541
Other securities, available for sale                                  239,292                       221,577
Real estate related loans, net                                        378,377                       341,193
Investments in unconsolidated subsidiaries                             52,358                        30,640
Operating real estate, net                                             88,008                       102,995
Real estate held for sale                                              11,119                        29,404
Residential mortgage loans, net                                       674,149                       586,237
Cash and cash equivalents                                             131,435                        60,403
Restricted cash                                                        14,422                        13,132
Deferred costs, net                                                     7,751                        10,304
Derivative assets                                                       9,488                           -
Receivables and other assets                                           28,138                        27,943
                                                           ---------------------------    ------------------------
                                                                  $ 4,163,437                   $ 3,533,081
                                                           ---------------------------    ------------------------

Liabilities and Stockholders' Equity

Liabilities
CBO bonds payable                                                 $ 2,205,404                   $ 1,793,533
Other bonds payable                                                   248,339                       260,674
Notes payable                                                         162,660                       154,562
Repurchase agreements                                                 806,102                       715,783
Derivative liabilities                                                      -                        32,457
Dividends payable                                                      23,956                        16,703
Due to affiliates                                                       4,550                         2,445
Accrued expenses and other liabilities                                 11,168                        17,561
                                                           ---------------------------    ------------------------
                                                                    3,462,179                     2,993,718
                                                           ---------------------------    ------------------------

Stockholders' Equity
Preferred stock, $0.01 par value, 100,000,000 shares
  authorized, 2,500,000 shares of Series B Cumulative
  Redeemable Preferred Stock, liquidation preference
  $25.00 per share, issued and outstanding                             62,500                        62,500
Common stock, $0.01 par value, 500,000,000 shares
  authorized, 38,234,481 and 31,374,833 shares issued
  and outstanding at June 30, 2004 and December 31,
  2003, respectively                                                      382                           314
Additional paid-in capital                                            626,112                       451,806
Dividends in excess of earnings                                       (16,458)                      (14,670)
Accumulated other comprehensive income                                 28,722                        39,413
                                                           ---------------------------    ------------------------
                                                                      701,258                       539,363
                                                           ---------------------------    ------------------------
                                                                  $ 4,163,437                   $ 3,533,081
                                                           ===========================    ========================



                                        Newcastle Investment Corp.
                                 Reconciliation of GAAP Net Income to FFO
                                              (In thousands)
                                               (Unaudited)

                                                                  Three Months Ended June      Three Months Ended
                                                                         30, 2004                June 30, 2003
                                                                         --------                -------------


     Net income available for common stockholders                        $ 21,651                   $ 11,893
        Operating real estate depreciation                                    517                        756
         Accumulated depreciation on operating real estate sold            (3,469)                         -
                                                                         --------                   --------
     Funds from operations ("FFO")                                       $ 18,699                   $ 12,649
                                                                         ========                   ========

        Add back net FFO loss on sale of operating real estate              3,721
                                                                         --------
     FFO excluding the effect of the sale of certain real
     estate properties held for sale                                     $ 22,420
                                                                         ========


   We believe FFO is one appropriate measure of the operating performance of real estate companies because it provides investors with information regarding our ability to service debt and make capital expenditures. We also believe that FFO is an appropriate supplemental disclosure of operating performance for a REIT due to its widespread acceptance and use within the REIT and analyst communities. Furthermore, FFO is used to compute our incentive compensation to our manager. FFO, for our purposes, represents net income available for common stockholders (computed in accordance with GAAP), excluding extraordinary items, plus real estate depreciation, and after adjustments for unconsolidated subsidiaries, if any. We consider gains and losses on resolution of our investments to be a normal part of our recurring operations and therefore do not exclude such gains and losses when arriving at FFO. Adjustments for unconsolidated subsidiaries, if any, are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.



                           Newcastle Investment Corp.
          Reconciliation of GAAP Book Equity to Invested Common Equity
                                 (In thousands)
                                  (Unaudited)

                                                                  June 30, 2004
                                                                  -------------
     Book equity                                                    $ 701,258
       Preferred stock                                                (62,500)
       Accumulated depreciation on operating real estate               10,946
       Accumulated other comprehensive income                         (28,722)
                                                                    ----------
     Invested common equity                                         $ 620,982
                                                                    ==========